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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                            ------------------------



         Date of Report (Date of Earliest Event Reported): March 6, 2001

                                SEACOR SMIT INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)



              0-12289                                  13-3542736
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      (Commission File Number)             (I.R.S. Employer Identification No.)

11200 RICHMOND AVENUE, SUITE 400
HOUSTON, TEXAS                                                    77082
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       (Address of Principal Executive offices)                 (Zip Code)

                                 (713) 782-5990
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              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
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          (Former Name or Former Address, if changed Since Last Report)

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73293.0004

ITEM 5.           OTHER EVENTS.

                  On March 5, 2001, SEACOR SMIT Inc. ("SEACOR") and Stirling Shipping Company Ltd. ("Stirling"), a private U.K. company based in Glasgow, Scotland, entered into a letter of intent for SEACOR to acquire all of the issued capital stock of Stirling and certain of its subsidiaries.

                  The purchase price to be paid by SEACOR will be based on the adjusted assets less liabilities of Stirling at the date of closing of the transaction, and is estimated to total approximately (pound)58.0 million (approximately U.S. $85.1 million), subject to certain closing adjustments. The purchase price will be paid approximately 50% in cash, 20% in shares of SEACOR common stock, 20% in loan notes and 10% in convertible notes. Stirling's long term debt is projected to be approximately (pound)38.3 million (approximately U.S. $56.2 million) at the time of closing.

                  Through its acquisition of Stirling, SEACOR will acquire twelve vessels, all currently operating in the North Sea and having an average age of 11.7 years, as well as contracts for the construction of two new vessels. Of the twelve vessels, nine are platform supply vessels and three are anchor handling towing supply vessels ("AHTS"). The new construction contracts are for two 15,000 bhp AHTS vessels at a total cost of approximately (pound)31.6 million (approximately U.S. $46.3 million). The vessels will be built in the U.K. and are scheduled for delivery during the first half of 2002.

                  SEACOR intends to retain Stirling's management and vessel crews. It is also intended that James Cowderoy, Managing Director of Stirling, will join SEACOR's senior management and be nominated to serve on SEACOR's Board of Directors.

                  Completion of the transaction is subject to certain due diligence items, execution of definitive documentation and approval of each of Stirling's shareholders and the Boards of Directors of Stirling and SEACOR. The parties anticipate that the transaction will be completed by the end of April 2001.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

(c)                        Exhibits.

Exhibit No.                Exhibit
-----------                -------

99 Joint Press Release dated March 6, 2001 issued by SEACOR SMIT Inc. and Stirling Shipping Company Ltd., announcing the execution of a letter of intent for SEACOR SMIT Inc. to acquire all of the issued capital stock of Stirling Shipping Company Ltd.





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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SEACOR SMIT INC.


Date:    March 8, 2001             By:  /s/ Randall Blank
                                        ---------------------------------------
                                        Randall Blank
                                        Executive Vice President,
                                        Chief Financial Officer and
                                        Secretary















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

                                  EXHIBIT INDEX

Exhibit No.                Exhibit
-----------                -------

99 Joint Press Release dated March 6, 2001 issued by SEACOR SMIT Inc. and Stirling Shipping Company Ltd., announcing the execution of a letter of intent for SEACOR SMIT Inc. to acquire all of the issued capital stock of Stirling Shipping Company Ltd.
















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